Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-105236) pertaining to the Amended and Restated Omnibus Stock Plan of Chicago Mercantile Exchange Holdings Inc.,

(2)	Registration Statement (Form S-8 No. 333-104804; Form S-8 No. 333-115656) pertaining to the Agreement between Chicago Mercantile Exchange Holdings Inc. and James J. McNulty, and

(3)	Registration Statement (Form S-8 No. 333-124497) pertaining to the Employee Stock Purchase Plan and the 2005 Director Stock Plan;

(4)	Registration Statement (Form S-4 No. 333-139538) of Chicago Mercantile Exchange Holdings Inc. and CBOT Holdings, Inc.

(5)	Registration Statement (Form S-3ASR No. 333-132554) Shelf Registration Statement offering of debt securities, Class A Common Stock, Preferred Stock and Warrants.

of our reports dated February 16, 2007, with respect to the consolidated financial statements and schedule of Chicago Mercantile Exchange Holdings Inc., Chicago Mercantile Exchange Holdings Inc., management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Chicago Mercantile Exchange Holdings Inc., incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

Chicago, Illinois

February 27, 2007